Exhibit 4.1

THIRD AMENDED AND RESTATED REGISTRATION RIGHTS

AGREEMENT

by and among

AFFORDABLE RESIDENTIAL COMMUNITIES INC.

and

The parties listed on Exhibit A, Exhibit B, Exhibit C and Exhibit D hereto

Dated as of February 18, 2004

TABLE OF CONTENTS

1.	Definitions

2.	Shelf Registration Statements
	(a)	Shelf Registration of Warrants
	(b)	Shelf Registration of Common Stock

3.	Demand Registrations
	(a)	Requests for Registration
	(b)	Registration Statement Form
	(c)	[Reserved]
	(d)	Priority on Demand Registrations
	(e)	Limits on Demand Registrations
	(f)	Restrictions on Demand Registrations
	(g)	Pre-emption of Demand Registration
	(h)	Selection of Underwriters

	4.	Piggyback Registrations
	(a)	Right to Piggyback
	(b)	[Reserved]
	(c)	Priority on Primary Registrations
	(d)	Priority on Secondary Registrations
	(e)	Expiration of Partnership Unit Holder Piggyback Rights

5.	Holdback Agreements

6.	Registration Procedures

7.	Registration Expenses

8.	Indemnification

i

9.	Participation in Underwritten Registrations

10.	Rule 144 Reporting

11.	Notices

12.	Miscellaneous
	(a)	Other Registration Rights
	(b)	No Inconsistent Agreements
	(c)	Remedies
	(d)	Amendments and Waivers
	(e)	Successors and Assigns
	(f)	Severability
	(g)	Counterparts
	(h)	Descriptive Headings
	(i)	Recapitalizations, Exchanges Affecting the Registrable Securities
	(j)	Governing Law
	(k)	Third Party Beneficiaries

EXHIBITS

Exhibit A	Subscribers
Exhibit B	Original Investors
Exhibit C	Reorganization Shareholders
Exhibit D	Partnership Unit Holders

ii

THIRD AMENDED AND RESTATED REGISTRATION RIGHTS
AGREEMENT

THIS THIRD AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of February 18, 2004 is by and among Affordable Residential Communities Inc., a Maryland corporation (the “Company”) and the parties listed on Exhibit A (the “Subscribers”), Exhibit B (the “Original Investors”), Exhibit C (the “Reorganization Shareholders”) and Exhibit D (the “Partnership Unit Holders”) hereto, as amended from time to time.  Capitalized terms used but not otherwise defined herein have the meanings set forth in Section 1 hereof.

WHEREAS, the Company and the Original Investors entered into a subscription and stock purchase agreement, dated as of September 30, 1998, pursuant to which the Company agreed to issue and sell, and the Original Investors agreed to purchase, shares of Common Stock (the “1998 Subscription Agreement”);

WHEREAS, in connection with the execution of the 1998 Subscription Agreement, the Company and the Original Investors executed a Registration Rights Agreement, dated as of September 30, 1998 (the “Original Agreement”);

WHEREAS, the Company and the Subscribers entered into a subscription and stock purchase agreement, dated as of August 9, 2000 (as amended, the “2000 Subscription Agreement”) pursuant to which the Company agreed to issue and sell, and the Subscribers agreed to purchase, shares of Common Stock;

WHEREAS, concurrently with the execution of the 2000 Subscription Agreement, the Company and the Subscribers amended and restated the Original Agreement (as amended and restated, the “First Amended and Restated Registration Rights Agreement”) to modify certain of its terms and add Capital ARC Holdings, LLC f/k/a UBS Capital ARC Holdings, LLC (“UBS”) and The Travelers Indemnity Company (“Travelers”) as parties thereto;

WHEREAS, the Company and certain of its affiliates entered into an Agreement and Plan of Reorganization, dated as of April 6, 2002 (as may be amended, the “Reorganization Agreement”) which provided for certain reorganization transactions involving the Company and certain of its affiliates (collectively, the “Reorganization”);

WHEREAS, in connection with the Reorganization (i) the Company issued additional shares of Common Stock which were distributed to the Reorganization Shareholders, and (ii) ARC IV issued Partnership Units to the Partnership Unit Holders, which Partnership Units are redeemable in exchange for cash or, at the Company’s election, shares of Common Stock;

WHEREAS, in connection with the Reorganization the Company and the Subscribers amended and restated the First Amended and Restated Registration Rights Agreement (as amended and restated, the “Second Amended and Restated Registration Rights Agreement”) to modify certain of its terms and add the Reorganization Shareholders and the Partnership Unit Holders as parties thereto;

WHEREAS, the Company proposes to effect an initial public offering (the “IPO”) of shares of Common Stock;

WHEREAS, in connection with the IPO the Company and the holders of a majority of the Registrable Securities desire to amend and restate the Second Amended and Restated Registration Rights Agreement to modify certain of its terms;

WHEREAS, the Second Amended and Restated Registration Rights Agreement provides that such agreement may be amended only upon the written consent of the Company and the holders of a majority of the Registrable Securities under the Second Amended and Restated Registration Rights Agreement; and

WHEREAS, this Agreement has been executed by the Company and the holders of a majority of the Registrable Securities under the Second Amended and Restated Registration Rights Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

1.                                       Definitions.  As used herein, the following terms shall have the following meanings:

“Aggregate Offering Price” means an amount equal to the product of (i) the Average Closing Price and (ii) the aggregate number of Registrable Securities held by a Demand Party in respect of which such demand for registration is being made.

“ARC LP” means Affordable Residential Communities LP, a Delaware limited partnership.

“ARC LP Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of ARC LP,  dated as of February 11, 2004, as amended from time to time.

“Average Closing Price” means, with respect to any Registrable Security, the average of the closing sale prices of such Registrable Security as reported on a national securities exchange or quoted on The Nasdaq Stock Market during the Valuation Period.

“Business Day” means any calendar day which is not a Saturday, Sunday or a day on which banks in the State of New York are generally closed for regular business.

“Common Stock” means the common stock, $0.01 par value per share, of the Company.

“Demand Party” means any Holder or Holders that, either individually or in the aggregate with all other Holders with whom or on whose behalf it is acting to demand registration, holds not less than 9% of the class of Registrable Securities in respect of which such demand for registration is being made, provided, however, that in no event shall any Partnership Unit Holder (a) comprise all or part of any Demand Party hereunder or (b) otherwise have any right, either alone or with any other Holder or Holders, to request registration pursuant to Section 3(a)(i) of this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute.

“Holder” means the Subscribers, the Original Investors, the Reorganization Shareholders, the Partnership Unit Holders and any transferee which is or becomes the beneficial owner of Registrable Securities.  For purposes of determining the number of Registrable Securities held by a Holder, for purposes of this Agreement but not for any other purpose, any holder of record of a Warrant shall be deemed to be a Holder of the number of shares of Common Stock underlying such Warrants.

“Nassau” means, collectively, Nassau Capital Partners II, L.P., Nassau Capital Funds L.P. and NAS Partners I, L.L.C.

“Partnership Unit” shall have the meaning assigned to such term in the ARC LP Partnership Agreement.

“Partnership Unit Holders” means the Person listed on Exhibit D hereto.

“Person” means an individual, corporation, partnership, trust, joint venture, limited liability company, unincorporated organization or other legal entity or a government or any agency or political subdivision thereof.

“Qualified Public Offering” means the completion of the sale of shares of Common Stock, whether by the Company and/or for the account of one or more shareholders of the Company, pursuant to an effective registration statement under the Securities Act (other than a special purpose registration statement such as an S-8 or an S-4) in which the aggregate gross proceeds of such sale, together with the aggregate gross proceeds of any such underwritten public offerings previously completed, equal or exceed $100,000,000, provided that after the completion of such sale the shares of Common Stock are listed on a national securities exchange or are authorized for quotation on The Nasdaq Stock Market.

“Registrable Securities” means (i) shares of Common Stock issued (A) to the Original Investors from time to time pursuant to the 1998 Subscription Agreement, (B) to the Subscribers from time to time pursuant to the 2000 Subscription Agreement, (C) upon exercise of the Warrants, (D) upon completion of the transactions contemplated by the Reorganization Agreement (including any such shares distributed to any member of ARC Holdings Limited Liability Company upon its liquidation) but not including any shares issued or issuable pursuant to any management incentive plan and (E) upon redemption of any Partnership Unit issued by ARC LP to a Partnership Unit Holder upon completion of the transactions contemplated by the Reorganization Agreement, (ii) any shares of stock of the Company or any successor corporation issued or issuable in respect of the Common Stock referred to in clause (i) above, whether by way of a split of interests or dividends or in connection with a combination of such Common Stock, recapitalization, merger, consolidation or other reorganization or otherwise, and (iii) Warrants; provided, however, that such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) they shall have been distributed to the public pursuant to Rule 144 (or any successor provisions) under the Securities Act, (iii) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration or qualification under the Securities Act or any state securities or blue sky law then in force, (iv) they shall have ceased to be outstanding, or (v) solely with respect to the shares of Common Stock covered by clause (i)(E) above, the “shelf” registration statement with respect to such shares contemplated by Section 8.8 of the ARC LP Partnership Agreement shall have become effective under the Securities Act in accordance with the provisions of such Section 8.8, after which time the securities covered by clause (i)(E) above shall no longer be Registrable Securities (except as otherwise provided in Section 4(e)).

“Registration” means any registration of the securities of the Company under the Securities Act (including without limitation, any Demand Registration or Piggyback Registration) pursuant to the terms of this Agreement.

“Registration Expenses” means all expenses incurred or incident to the Company’s performance of or compliance with this Agreement, including without limitation all registration and filing fees (including any such fees paid or payable to the National Association of Securities Dealers, Inc., any stock exchange or The Nasdaq Stock Market), fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants (including the costs of any accountants’ “comfort letters”), underwriters (excluding underwriting discounts and commissions with respect to any Registrable Securities) and other Persons retained by the Company.

“Reorganization Shareholders” means the Persons listed on Exhibit C hereto.

“Rule 144” means Rule 144 under the Securities Act (or any similar rule then in force).

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute.

“Shareholders” means, collectively, the Subscribers, the Original Investors and the Reorganization Shareholders.

“THL” means, collectively, Thomas H. Lee Charitable Investments, Thomas H. Lee Foreign Fund IV-B, L.P., Thomas H. Lee Equity Fund IV, L.P., Thomas H. Lee Foreign Fund IV, L.P. and Thomas H. Lee Investors Limited Partnership and all shareholders affiliated with Thomas H. Lee Partners.

“Valuation Period” means the thirty (30) consecutive trading days during which the applicable Registrable Security is traded on a national securities exchange or quoted on The Nasdaq Stock Market ending on the calender day immediately prior to the date a Demand Party requests a Demand Registration.

“Violation” means any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, preliminary prospectus or any amendment or supplement thereto, in light of the circumstances under which they were made) not misleading.

“Warrants” means the warrants to purchase an aggregate of 723,627 shares of Common Stock granted to the Original Investors prior to the date of the First Amended and Restated Registration Rights Agreement.

2.                                       Shelf Registration Statements.

(a)                                  Shelf Registration of Warrants.  As promptly as practicable following the date when the Company first becomes eligible for use of a registration statement on Form S-3 of the SEC (or any similar short form registration statement which is a successor to Form S-3) the Company shall file with the SEC a registration statement on Form S-3 (or any successor form) (together with the prospectus included therein, the “Warrant Shelf Registration Statement”) pursuant to Rule 415 of the Securities Act in order to register with the SEC the resale, from time to time, by the Holders thereof, of all of the Warrants constituting Registrable Securities (including all shares of Common Stock issuable upon exercise of the Warrants).  The Company shall use its reasonable best efforts to keep the Warrant Shelf Registration Statement effective in order to permit the prospectus forming a part thereof to be usable by the Holders of the Warrants for the sale of the Warrants and, upon their sale, to cover (if permitted by applicable law and by the SEC) the issuance of shares of Common Stock upon any exercise thereof, until all of the Warrants (including all shares of Common Stock issuable upon exercise of the Warrants) registered thereunder have been distributed (or issued in the case of the Common Stock underlying the Warrants) as contemplated thereby, but in any event, with respect to the Warrants, not later than the fourth anniversary of the date the Warrant Shelf Registration Statement is declared effective by the SEC.  The foregoing notwithstanding, the Company shall have the right in its sole discretion, based on any valid business purpose (including, without limitation, to avoid the disclosure of any material non-public information that the Company is not otherwise obligated to disclose), to suspend the use of the Warrant Shelf Registration Statement for a reasonable length of time (a “Warrant Shelf Delay Period”) and from time to time; provided that the aggregate number of days in all Warrant Shelf Delay Periods occurring in any period of twelve consecutive months shall not exceed 90 days.  The Company shall provide written notice to each Holder of Warrants covered by the Warrant Shelf Registration Statement of the beginning and the end of each Warrant Shelf Delay Period and such Holders shall cease all disposition efforts pursuant to the Warrant Shelf Registration Statement with respect to all Warrants held by them immediately upon receipt of notice of the beginning of any Warrant Shelf Delay Period and shall maintain in confidence the fact that such notice has been provided by the Company.  Other than as set forth in this paragraph (a), the Holders of Warrants shall not have any registration rights with respect to the Warrants (or the Common Stock underlying such Warrants) under this Agreement.

(b)                                 Shelf Registration of Common Stock.  As promptly as practicable following the date when the Company first becomes eligible for use of a registration statement on Form S-3 of the SEC (or any similar short form registration statement which is a successor to Form S-3) the Company shall file with the SEC a registration statement on Form S-3 (or any successor form) (together with the prospectus included therein, the “Common Stock Shelf Registration Statement”) pursuant to Rule 415 of the Securities Act in order to register with the SEC the resale, from time to time, by THL, UBS and Nassau of the Common Stock held by each of them.  The Company shall provide piggyback registration rights, in accordance with Section 4 hereof, to all other Shareholders who hold, at the time of the initial filing of the Common Stock Shelf Registration Statement, Registrable Securities constituting greater than 1% of the outstanding shares of Common

Stock.  The Company shall use its reasonable best efforts to cause the Common Stock Shelf Registration Statement to be declared effective as soon thereafter as is practicable.  The Company shall use its reasonable best efforts to keep the Common Stock Shelf Registration effective in order to permit the prospectus forming a part thereof to be usable by the Shareholders named therein for the sale of the Common Stock held by them, until all of the Common Stock registered thereunder has been distributed as contemplated thereby, but in any event not later than the fourth anniversary of the date the Common Stock Shelf Registration Statement is declared effective by the SEC.  The foregoing notwithstanding, the Company shall have the right in its sole discretion, based on any valid business purpose (including, without limitation, to avoid the disclosure of any material non-public information that the Company is not otherwise obligated to disclose), to suspend the use of the Common Stock Shelf Registration Statement for a reasonable length of time (a “Common Stock Shelf Delay Period”) and from time to time; provided that the aggregate number of days in all Common Stock Shelf Delay Periods occurring in any period of twelve consecutive months shall not exceed 90 days.  The Company shall provide written notice to each Shareholder named in the Common Stock Shelf Registration Statement of the beginning and the end of each Common Stock Shelf Delay Period, and each such Shareholder shall cease all disposition efforts pursuant to the Common Stock Shelf Registration Statement with respect to all Common Stock held by it immediately upon receipt of notice of the beginning of any Common Stock Shelf Delay Period and shall maintain in confidence the fact that such notice has been provided by the Company.

3.                                       Demand Registrations.

(a)                                  Requests for Registration.

(i)                                     At any time and from time to time after the closing of a Qualified Public Offering, a Demand Party may request registration, whether underwritten or otherwise, under the Securities Act of all or part of such Demand Party’s Registrable Securities (other than Warrants and the Common Stock underlying such Warrants) in an amount equal to not less than the lesser of (A) 25% of the total number of Registrable Securities held by each Holder (each of Nassau and THL shall be deemed to be one Holder for purposes of this clause (A)) comprising such Demand Party of the class in respect of which such demand for registration is being made and (B) $75,000,000 in Aggregate Offering Price of Registrable Securities.  Each such request for a registration shall specify the approximate number and class of Registrable Securities requested to be registered and the anticipated per share price range for such offering.

(ii)                                  Within ten (10) days after receipt of any such request for a registration, the Company will give written notice (a “Demand Notice”) of such requested registration (including the number of Registrable Securities included and the possible intended methods of disposition thereof) to all other Holders of Registrable Securities, if any (including, in the case of a Demand Registration involving Common Stock, all Partnership Unit Holders for purposes of this Section 3(a)(ii) but subject to Section 4(e) hereof and all applicable restrictions and limitations on the redemption of Partnership Units set forth in the ARC LP Partnership Agreement, in order to afford such Holders the opportunity to participate in such Demand Registration through a redemption of Partnership Units in exchange for shares of Common Stock to be sold in the related offering), and will include (subject to the provisions of this Agreement) in such registration all Registrable Securities of the same class as the securities being registered with respect to which the Company has received written requests from any other Holders for inclusion therein within 20 days after the receipt of the Demand Notice, provided, however, that (A) if such Demand Registration involves an underwritten offering, all Holders of Registrable Securities requesting to be included in such registration must sell their Registrable Securities to the underwriters on the same terms and conditions as apply to the Demand Party, and each such Holder (including Partnership Unit Holders who request to be included in such registration) shall, if requested by the underwriters, enter into a customary holdback agreement with respect to such Holder’s Registrable Securities as contemplated by Section 5(a) hereof, and (B) it shall be a condition to the participation by any Partnership Unit Holder in any such Demand Registration that no provision of the ARC LP Partnership Agreement shall prohibit or restrict the redemption by such Partnership Unit Holder of any Partnership Units as to which such Partnership Unit Holder has made a request hereunder for inclusion in such Demand Registration and that (1) in the case of an underwritten offering, such Partnership Unit Holder shall have delivered to ARC LP a notice of redemption, together with the certificates evidencing the Partnership Units to be converted into the Registrable Securities to be included in such offering (the “Redemption Notice Package”) not less than five (5) Business Days prior to the closing date of such offering, and (2) in the case of any other offering, such Partnership Unit Holder shall have delivered to ARC LP a Redemption Notice

Package a reasonable time prior to the proposed sale of such Holder’s Registrable Securities in such offering, as determined by the Company.

(iii)                               All registrations requested pursuant to this Section 3(a) are referred to herein as “Demand Registrations.”

(b)                                 Registration Statement Form.  Demand Registrations shall be on such appropriate registration form of the SEC (i) as shall be selected by the Company and as shall be reasonably acceptable to the Holders of 51% of the Registrable Securities requested to be registered and (ii) as shall permit the disposition of such Demand Party’s Registrable Securities in accordance with the intended method or methods of disposition specified in their request for such registration. If, in connection with any Demand Registration which is proposed by the Company to be on Form S-3 or any similar short form registration statement which is a successor to Form S-3, the managing underwriters, if any, shall advise the Company in writing that in their opinion the use of another permitted form is of material importance to the success of the offering, then such Demand Registration shall be on such other permitted form.

(c)                                  [Reserved]

(d)                                 Priority on Demand Registrations.  If a Demand Registration is an underwritten offering and the managing underwriters advise in writing that in their opinion the number of Registrable Securities requested to be included in such offering exceeds the number of Registrable Securities which can be sold therein without materially and adversely affecting the marketability of the offering, the amount of Registrable Securities to be sold pursuant to such registration shall be allocated pro rata among the Holders of Registrable Securities desiring to participate in such registration on the basis of the amount of such Registrable Securities requested to be registered by such Holders.

(e)                                  Limits on Demand Registrations.  The Holders of Registrable Securities shall not be entitled to request more than one (1) Demand Registration during any six-month period.

(f)                                    Restrictions on Demand Registrations.  Notwithstanding anything to the contrary contained herein:

(i)                                     the Company shall not be obligated to effect (A) any Demand Registration within six months after the effective date of the Company’s initial public offering or any previous Demand Registration or (B) any Demand Registration that would cause the Company to violate Section 5(b) of this Agreement;

(ii)                                  the Company shall not be required to effect a registration of Registrable Securities pursuant to this Section 3 if it shall have delivered to the Demand Party a written opinion of counsel to the Company of recognized national standing reasonably acceptable to the Holders to the effect that the disposition of the Registrable Securities with respect to which such demand has been made shall not require registration under the Securities Act or any state securities or blue sky law then in force; and

(iii)                               the Company may postpone or withdraw for a reasonable period, not to exceed ninety (90) days (subject to extension for up to 45 additional days by a vote of a majority of the members of the Company’s Board of Directors), the filing or the effectiveness of a registration statement for a Demand Registration if based on the good faith judgment of a majority of the members of the Company’s Board of Directors and on advice of counsel, such postponement or withdrawal is necessary in order to avoid premature disclosure of:  (1) a matter that the Board of Directors has determined would not be in the best interest of the Company to be disclosed at such time or (2) a material fact the disclosure of which would have a material adverse effect on any proposal or plan by the Company or any of its subsidiaries to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or other significant transaction; provided, however, that in no event shall the Company withdraw a registration statement after such registration statement has been declared effective; provided further, however, that, to the extent applicable, such postponement or withdrawal period shall terminate upon the completion or abandonment of the acquisition of assets, merger, consolidation, tender offer or other significant transaction to which such postponement or withdrawal relates.  The Company shall be entitled to one (1) postponement or withdrawal (including any extension thereof) in any 12 month period regardless of the number of days in such postponement or withdrawal.  The Company shall provide prompt written notice to the Holders of Registrable Securities initiating the request for such Demand Registration of (x) any postponement or withdrawal of the filing or effectiveness of a registration statement pursuant to this paragraph, (y) the Company’s decision to file or seek effectiveness of such registration statement following such postponement or withdrawal and (z) the effectiveness of such registration statement.  If the Company so elects to postpone or withdraw a registration statement, such registration shall not count as one of the permitted Demand Registrations of the Holders who requested such registration.

(g)                                 Pre-emption of Demand Registration.  Notwithstanding anything to the contrary contained herein, if at any time a Holder or Holders shall request a Demand Registration pursuant to this Section 3, the Company may elect at that time to effect an underwritten primary registration if, based on the good faith judgment of a majority of the Company’s Board of Directors, it would be in the best interests of the Company to access the public market to raise equity capital.  If the Company elects to effect a primary registration after receiving such a request for a Demand Registration, the Company will give prompt written notice (and in any event within thirty (30) days after receiving such a request for a Demand Registration) to all Holders of Registrable Securities of the class to be registered of its intention to effect such a registration and shall afford such Holders rights to Piggyback Registrations contained in Section 4 hereof, except that if the managing underwriters of such offering advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without materially and adversely affecting the marketability of such offering, the provisions of Section 4(d) hereof shall not apply to such offering, and instead the Company shall include in such registration the maximum number of securities which such underwriters advise can be sold in such offering allocated (x) first, equally (as opposed to pro rata) among the Company, on the one hand, and the Holders as a group, on the other hand (and reallocated among such Holders pro rata on the basis of the number of securities requested to be registered by such Holders), until either the Company or the Holders as a group have been allocated the full number of securities requested to be included in such registration by the Company or the Holders, as the case may be, (y) second, to either the Company or the Holders as a group (and reallocated among such holders pro rata on the basis of the number of securities requested to be registered by such Holders), as the case may be, to the extent that such party was not allocated the full number of its requested securities pursuant to clause (x) above, until the Company or the Holders as a group, as the case may be, have been allocated the full number of securities requested to be included in such registration, and (z) third, to the holders of all other securities requested to be included in such registration pro rata among such holders on the basis of the number of securities requested to be registered by such holders.  In the event that the Company so elects to effect such a primary registration after receiving a request for such a Demand Registration, such registration shall not count as one of the permitted Demand Registrations of the Holders who requested such registration.

(h)                                 Selection of Underwriters.  In the case of a Demand Registration for an underwritten offering, the Holders of a majority of the Registrable Securities to be included in such Demand Registration will have the right to select the investment banker(s) and manager(s) to administer the offering, which investment banker(s) and manager(s) will be nationally recognized.  The Company may select a nationally-recognized co-manager to participate in the offering if the Company is offering any securities in the offering.

4.                                       Piggyback Registrations.

(a)                                  Right to Piggyback.  Whenever the Company proposes to register any securities (the “Priority Securities”) under the Securities Act (other than pursuant to (1) a Demand Registration, for which “piggyback” rights are provided in Section 3 hereof, (2) the Warrant Shelf Registration Statement, (3) the Common Stock Shelf Registration Statement (except to the extent specifically referred to in Section 2(b) hereof), (4) a registration of the issuance by the Company, or the resale by any holder of Partnership Units, of any securities of the Company issued upon redemption of such Partnership Units, (5) a registration statement on Form S-8 or Form S-4 or any similar form or (6) a registration the primary purpose of which is to register debt securities), and a registration form to be used in such registration may be used for the registration of Registrable Securities of the same class (a “Piggyback Registration”), the Company shall give prompt written notice (a “Piggyback Notice”) to all Holders of Registrable Securities of such class (including, in the case of a Piggyback Registration involving Common Stock, all Partnership Unit Holders for purposes of this Section 4 but subject to Section 4(e) hereof and all applicable restrictions and limitations on the redemption of Partnership Units set forth in the ARC LP Partnership Agreement, in order to afford such Holders the opportunity to participate in such Piggyback Registration through a redemption of Partnership Units in exchange for shares of Common Stock to be sold in the related offering) of its intention to effect such a registration. Subject to Section 4(c) and 4(d), the Company shall include in any such registration by it all Registrable Securities of the same class as the securities being registered with respect to which it has received written requests for inclusion therein from the Holders thereof within 20 days after the receipt of the Company’s Piggyback Notice; provided, however, that (A) if such Piggyback Registration involves an underwritten offering, all Holders of Registrable Securities requesting to be included in such registration must sell their Registrable Securities to the underwriters selected by the Company on the same terms and conditions as apply to the Company, and each such Holder (including Partnership Unit Holders who request to be included in such registration) shall, if requested by the underwriters, enter into a customary holdback agreement with respect to such Holder’s Registrable Securities as contemplated by Section 5(a) hereof, (B) if, at any time after giving written notice pursuant to this Section 4(a) of its intention to register any Priority Securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such Priority Securities, the Company shall give written notice to all Holders of Registrable Securities and shall thereupon be relieved of its obligation to register any Registrable Securities in connection with such registration (without prejudice, however, to rights of Holders of Registrable Securities under Section 3), (C) in the event of the initial public offering by the Company of shares of Common Stock, the Company may determine, in its sole and absolute discretion, that such registered offering shall not constitute a Piggyback Registration for purposes of this Section 4 only, and in the event of such a determination no Holder shall have any rights under this Section 4 with respect to such offering, and (D) it shall be a condition to the participation by any Partnership Unit Holder in any such Piggyback Registration that no provision of the ARC LP Partnership Agreement shall prohibit or restrict the redemption by such Partnership Unit Holder of any Partnership Units as to which such Partnership Unit Holder has made a request hereunder for inclusion in such Piggyback Registration and that (1) in the case of an underwritten offering, such Partnership Unit Holder shall have delivered to ARC LP a Redemption Notice Package not less than five (5) Business Days prior to the closing date of such offering, and (2) in the case of any other offering, such Partnership Unit Holder shall have delivered to ARC LP a Redemption Notice Package a reasonable time prior to the proposed sale of such Holder’s Registrable Securities in such offering, as determined by the Company.

(b)                                 [Reserved].

(c)                                  Priority on Primary Registrations.  If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without materially and adversely affecting the marketability of such offering, the Company shall include in such registration (i) first, all Priority Securities the Company proposes to sell, (ii) second, the Registrable Securities pro rata among the Holders of such Registrable Securities on the basis of the number of such securities requested to be registered by such Holders, and (iii) third, other securities requested to be included in such registration pro rata among the holders of such securities on the basis of the number of such securities requested to be registered by such holders.

(d)                                 Priority on Secondary Registrations.  If a Piggyback Registration is an underwritten secondary registration on behalf of a holder of the Company’s securities other than Registrable Securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without materially and adversely affecting the marketability of such offering, the Company shall include in such registration (i) first, the securities requested to be included therein by the holders requesting such registration and the Registrable Securities requested to be included in such registration, pro rata among the holders of such securities on the basis of the number of such securities requested to be registered by such holders, and (ii) second, other securities requested to be included in such registration pro rata among the holders of such securities on the basis of the number of such securities requested to be registered by such holders.

(e)                                  Expiration of Partnership Unit Holder Piggyback Rights.  Notwithstanding anything to the contrary contained herein, the Partnership Unit Holders shall have no rights under Section 3(a)(ii) and this Section 4 with respect to any Demand Registration or Piggyback Registration the Demand Notice or Piggyback Notice for which was provided by the Company on or after the date that the “shelf registration statement” contemplated by Section 8.8 of the ARC LP Partnership Agreement has become effective under the Securities Act in accordance with the provisions of such Section 8.8.

5.                                       Holdback Agreements.

(a)                                  In connection with any Demand Registration or Piggyback Registration involving an underwritten offering, each Holder of Registrable Securities hereby agrees, at the request of the underwriters, to enter into a customary holdback agreement with respect to such Holder’s Registrable Securities, provided, however, that the terms of such holdback agreement shall be no less favorable than any holdback agreement executed by any other holders of securities of the Company in connection with such underwritten offering.  The Company agrees to use its reasonable best efforts to cause such underwriters to agree in the underwriting agreement to notify in writing all Holders of Registrable Securities who have executed a holdback agreement in connection with such offering of any agreement by such underwriters to release any Holder of Registrable Securities from any such holdback agreement at least five (5) Business Days in advance of such release.

(b)                                 The Company agrees (i) not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven (7) days prior to and during the 90-day period beginning on the effective date of any underwritten Demand Registration (except as part of such underwritten registration or pursuant to registrations on Forms S-4 or S-8 or any successor forms), unless the underwriters managing the registered public offering otherwise agree, and (ii) to use its reasonable efforts to cause each holder of Registrable Securities and each other holder of at least 5% (on a fully diluted basis) of equity securities of the Company, respectively, or any securities convertible into or exchangeable or exercisable for such equity securities, purchased from the Company at any time after the date hereof (other than in a registered public offering) to agree not to effect any public sale or distribution (including sales pursuant to Rule 144) of any such securities during such period (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the registered public offering otherwise agree.

6.                                       Registration Procedures.  Whenever the Holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company will use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

(a)                                  prepare and file with the SEC a registration statement with respect to such Registrable Securities (in the case of a Demand Registration, no later than forty-five (45) days after the receipt of the request for registration) and use its best efforts to cause such registration statement to become effective as promptly as practicable after filing; provided, that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the counsel selected by the Holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed; provided further, that no such registration statement or prospectus or amendment or supplement thereto shall be filed unless the Holders of Registrable Securities to be included in such registration statement and, if the offering is an underwritten offering, counsel to the underwriters, have had a reasonable opportunity to provide comments thereon; provided further, that the Holders of the Registrable Securities shall have provided their comments promptly following their receipt of such registration statement or prospectus or amendment or supplement thereto;

(b)                                 (i)  prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than six months and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement and (ii) use its best efforts to have such supplements or amendments declared effective, if required, as soon as practicable after filing; provided, that no such amendment or supplement shall be filed unless the Holders of Registrable Securities to be included in such registration statement and, if the offering is an underwritten offering, counsel to the underwriters, have had a reasonable opportunity to provide comments thereon; provided further, that the Holders of the Registrable Securities shall have provided their comments promptly following their receipt of such amendment or supplement;

(c)                                  furnish to each seller of Registrable Securities, without charge, such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(d)                                 use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process (i.e., service of process which is not limited solely to securities law violations) in any such jurisdiction);

(e)                                  promptly notify each seller of such Registrable Securities of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, promptly prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly furnish to each seller of Registrable Securities, without charge, copies of such prospectus supplement or amended prospectus;

(f)                                    use its best efforts to cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which securities of the same class issued by the Company are then listed and, if not so listed, use commercially reasonable efforts to cause such Registrable Securities to be authorized for quotation on the Nasdaq Stock Market or to be listed on a national securities exchange selected by the Company;

(g)                                 provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

(h)                                 enter into such customary agreements (including underwriting agreements in customary form with customary indemnity and contribution obligations to the underwriters) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a stock split or a combination of shares);

(i)                                     make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company and cause the officers, members, advisors, employees and independent accountants of the Company to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

(j)                                     otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earning statement covering the period of at least twelve months beginning with the first day of the first full calendar quarter of the Company after the effective date of the registration statement, which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

(k)                                  permit any Holder of Registrable Securities which holder, in its reasonable judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company, as the case may be, in writing, which in the reasonable judgment of such Holder and its counsel should be included;

(l)                                     promptly notify the selling Holders and the underwriters, if any, of the issuance or threatened issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any securities included in such registration statement for sale in any jurisdiction and use its reasonable best efforts promptly to either obtain the prompt withdrawal of any such order that is issued or prevent the issuance of any such threatened order;

(m)                               use its best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities;

(n)                                 obtain a “cold comfort” letter from the independent public accountants of the Company in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the underwriters or Holders of a majority of the Registrable Securities being sold reasonably request;

(o)                                 provide an opinion of the Company’s counsel in customary form and covering such matters of the type customarily covered by such an opinion as the underwriters or the Holders of a majority of the Registrable Securities being sold reasonably request and dated the date of the closing of the sale of Registrable Securities relating thereto;

(p)                                 to the extent recommended by the underwriters in any underwritten offering of Registrable Securities, cooperate with the selling Holders and the underwriters for such offering in the marketing of the Registrable Securities, including making its officers available to participate in such “road show” presentations and conference calls as the underwriters may reasonably request and making the Company’s accountants, counsel, premises, books and records available for such purpose; and

(q)                                 promptly notify each Holder, and each underwriter (A) when a registration statement or any related prospectus or any amendment or supplement has been filed, and, with respect to a registration statement or any amendment thereto, when the same has become effective or (B) of any request by the SEC for amendments or supplements to the registration statement or the related prospectus or for additional information.

If any such registration or comparable statement refers to any Holder by name or otherwise as the Holder of any securities of the Company, and if, in its sole and exclusive judgment, such Holder is or might be deemed to be a controlling Person of the Company, as the case may be, such Holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such Holder and presented to the Company in writing, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Company’s securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, as the case may be, or (ii) in the event that such reference to such Holder by name or otherwise is not required by the Securities Act or any similar Federal statute then in force, the deletion of the reference to such Holder; provided, that with respect to this clause (ii) such holder shall furnish to the Company, as applicable, an opinion of counsel to such effect, which opinion of counsel shall be reasonably satisfactory to the Company.

It shall be a condition precedent to the obligation of the Company to take any action with respect to any Registrable Securities pursuant to this Section 6 that the Holder thereof shall furnish to the Company such information regarding such Holder, the Registrable Securities and any other securities of the Company held by such Holder as the

Company shall reasonably request and as shall be required in connection with the action taken by the Company.

Each Holder of Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 6(e), such Holder will forthwith discontinue disposition of Registrable Securities until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 6(e), and, if so directed by the Company such Holder will deliver to the Company (at the Company’s expense) all copies (including, without limitation, any and all drafts), other than permanent file copies, then in such Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event that the Company shall give any such notice, the six-month period mentioned in Section 6(b) shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 6(e) to and including the date when each Holder of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 6(e).

7.                                       Registration Expenses.

(a)                                  All reasonable expenses incident to the Company’s performance of or compliance with this Agreement, including without limitation all Registration Expenses of the Company and the Holders, will be borne by the Company, with respect to any registration, proposed or otherwise, of its securities; provided, however, that notwithstanding anything to the contrary contained herein, each Holder shall bear and pay all underwriting discounts and commissions and all transfer taxes, if any, attributable to and/or payable in respect of any sale of Registrable Securities by such Holder.

(b)                                 In connection with each Demand Registration and each Piggyback Registration and any registration of Warrants or other Registrable Securities hereunder, the Company will also reimburse the Holders of Registrable Securities covered by or proposed (pursuant to the terms of this Agreement) to be included in such registration for the reasonable fees and disbursements of one counsel chosen by the Holders of a majority of the Registrable Securities, regardless of whether such Registrable Securities are ultimately included in or sold pursuant to such registration.

8.                                       Indemnification.

(a)                                  The Company shall indemnify and hold harmless, to the extent permitted by law, each Holder of Registrable Securities, its respective partners, members, shareholders, officers and directors and each Person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses arising out of or based upon any Violation and shall reimburse such Holder, partner, member, director, officer or controlling Person for any legal or other fees or expenses reasonably incurred by such Holder, director, officer or controlling Person in connection with the investigation or defense of such loss, claim, damage, liability or expense, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Holder expressly for use in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or, if such Holder participates as an underwriter in the offering or sale of Registrable Securities, to the extent that any such loss, claim, damage, liability or expense arises out of such Holder’s failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, after the Company has furnished to such Holder a sufficient number of copies of same, to the Person asserting the existence of a Violation at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus.  In connection with an underwritten offering, the Company shall indemnify and hold harmless such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities; provided, however, that the Company will not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, under the indemnity agreement in this Section 8(a) with respect to any preliminary prospectus or the final prospectus as amended or supplemented, as the case may be, to the extent that any such loss, claim, damage or liability of such underwriter or controlling Person results from the fact that such underwriter sold Registrable Securities to a Person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final prospectus (including any documents incorporated by reference therein) or of the final prospectus as then amended or supplemented (including any documents incorporated by reference therein), whichever is most recent, if the Company has previously furnished sufficient copies thereof to such underwriter.  Any fees and expenses incurred by the indemnified party (including any fees and expenses incurred in connection with investigating or preparing to defend such action or proceeding) shall be paid to the indemnified party, as incurred, within thirty (30) days of written notice thereof to the indemnifying party.  Any amounts advanced by the indemnifying party to an indemnified party pursuant to this Section 8 shall be returned to the indemnifying party if it shall be finally determined by such a court in a judgment not subject to appeal or final review that such indemnified party was not entitled to indemnification by the indemnifying party.

(b)                                 In connection with any registration statement in which a Holder of Registrable Securities is participating, each such Holder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify the Company and its respective members, directors and officers and each Person who controls the Company (within the meaning of the Securities Act), as applicable, against any losses, claims, damages, liabilities and expenses arising out of or based upon any Violation, but only to the extent that the untrue statement or omission constituting such Violation is contained in any information or affidavit so furnished in writing by such Holder expressly for use in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto; provided, that the obligation to indemnify will be individual to each Holder and will be limited to the net amount of proceeds received by such Holder from the sale of Registrable Securities pursuant to such registration statement.

(c)                                  Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

(d)                                 The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any partner, member, officer, director or controlling Person of such indemnified party and will survive the transfer of securities.

(e)                                  If the indemnification required by this Section 8 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to in this Section 8:

(i)                                     The indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any Violation has been committed by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such Violation.  The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with the investigation or defense of such loss, claim, damage, liability or expense.

(ii)                                  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(e) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in Section 8(e)(i).  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(f)                                    If indemnification is available under this Section 8, the indemnifying parties shall indemnify each indemnified party to the full extent provided in this Section 8 without regard to the relative fault of such indemnifying party or indemnified party or any other equitable consideration referred to in Section 8(e) except that no selling Holder shall be liable for any amount in excess of the net proceeds it receives in the offering which is the subject of the indemnification proceeding.

(g)                                 The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have to the persons specified in Section 8(a) and the obligations of the selling Holders under this Section 8 shall be in addition to any liability which such Persons may otherwise have to the Company.  The remedies provided in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to an indemnified party at law or in equity.

9.                                       Participation in Underwritten Registrations.  No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all customary questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements; provided, that no Holder of Registrable Securities included in any underwritten registration pursuant to Section 3(a)(ii) or Section 4 hereof shall be required to make any representations or warranties to the Company (in connection with the registration of the Company’s securities) or the underwriters other than representations and warranties (a) as are ordinarily given by a seller of securities with respect to such seller’s authority to sell, the enforceability of agreements against such seller, such seller’s good title in such securities and the interest in such securities to be acquired at closing by the buyer of such securities, and (b) regarding such Holder and such Holder’s intended method of distribution; provided, further, that no Holder of Registrable Securities included in any underwritten registration pursuant to Section 3(a)(ii) or Section 4 hereof shall be required to provide any indemnification or contribution agreements other than to the same extent provided in Section 8.

10.                                 Rule 144 Reporting.  With a view to making available to the holders of Registrable Securities the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

(a)                                  make and keep current public information available, within the meaning of Rule 144 or any similar or analogous rule promulgated under the

Securities Act, at all times after it has become subject to the reporting requirements of the Exchange Act;

(b)                                 file with the SEC, in a timely manner, all reports and other documents required under the Securities Act and Exchange Act (after it has become subject to such reporting requirements);

(c)                                  so long as any party hereto owns any Registrable Securities, furnish to such Person forthwith upon request a written statement as to its compliance with the reporting requirements of said Rule 144 (at any time commencing 90 days after the effective date of the first registration filed by the Company for an offering of its securities to the general public), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of its most recent annual or quarterly report; and such other reports and documents as such Person may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration; and

(d)                                 in connection with any sale, transfer or other disposition by any Holder of any Registrable Securities pursuant to Rule 144 promulgated under the Securities Act, cooperate with such holder to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold and not bearing any Securities Act legend, and enable certificates for such Registrable Securities to be for such number of shares and registered in such name as the selling Holders may reasonably request in writing no more than three (3) Business Days after any sale of Registrable Securities; provided, that, if requested by the Company, such Holder shall have furnished to the Company an opinion of counsel reasonably satisfactory to the Company and the Company’s counsel that registration of such Registrable Securities under the Securities Act is not required.

11.                                 Notices.  All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally, mailed by certified or registered mail, return receipt requested and postage prepaid, or the day after sent if sent via a nationally recognized overnight courier, or upon written confirmation if sent via facsimile to any recipient (other than Travelers, to whom facsimile transmission shall not be a valid means of notice under this Agreement). Such notices, demands and other communications will be sent to the address indicated below:

To the Company:

Affordable Residential Communities Inc.
600 Grant Street, Suite 900
Denver, Colorado  80203
Telecopy:  (303) 294-0085
Attention:  Scott L. Gesell, Esq.

To the Subscribers:

At the address or facsimile number set forth on Exhibit A hereto

To the Original Investors:

At the address or facsimile number set forth on Exhibit B hereto

To the Reorganization Shareholders:

At the address or facsimile number set forth on Exhibit C hereto

To the Partnership Unit Holders:

At the address or facsimile number set forth on Exhibit D hereto

In each case, with copies to each of:

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York  10036
Attention:  Fred B. White, III,  Esq.
Facsimile No.:  (212) 735-2000

Weil, Gotshal & Manges LLP
100 Federal Street - 34th Floor
Boston, MA 02110
Attention:  James Westra, Esq.

Attention:  Andrew M. Troop, Esq.
Facsimile No.:  (617) 772-8333

Paul, Hastings, Janofsky & Walker LLP
75 East 55th Street
New York, New York  10022
Attention:  Frank T. Cannone, Esq.
Facsimile No.:  (212) 319-4090

Clifford Chance US LLP
200 Park Avenue
New York, New York  10166
Attention: Larry P. Medvinsky, Esq.
Facsimile No.:  (212) 878-8375

Kirkland & Ellis
Citicorp Center
153 East 53rd Street
New York, New York 10022-4675
Attention:  Kirk Radke, Esq.
Facsimile No.:  (212) 446-4900

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.

12.                                 Miscellaneous.

(a)                                  Other Registration Rights. The Company shall not grant to any holders of Common Stock or other equity securities of the Company any demand or piggyback registration rights with respect to any such securities that have priority over the demand and piggyback registration rights set forth in this Agreement, provided, however, that the Company may agree to effect one or more “shelf” registrations of the Common Stock issuable upon redemption of any Partnership Units, whether outstanding on the Effective Date or thereafter, including the shelf registration statement contemplated by Section 8.8 of the ARC LP Partnership Agreement.

(b)                                 No Inconsistent Agreements. The Company will not enter into any agreement which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement.

(c)                                  Remedies. Any Person having rights under any provision of this Agreement (including any Original Investor, Subscriber, Reorganization Shareholder or Partnership Unit Holder) will be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

(d)                                 Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and the Holders of a majority of the Registrable Securities (which for this purpose shall not include the Warrants but shall include the shares of Common Stock underlying any outstanding Warrants), provided, however, that any amendment or waiver of any provision of this Agreement which adversely affects the rights of any party to this Agreement shall be executed by each such party; provided further, however, that a grant by the Company of demand and/or piggyback registration rights that do not have priority over the demand and piggyback registration rights granted to the Holders hereunder shall not be deemed to “adversely affect” the rights of any party to this Agreement.

(e)                                  Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of their respective heirs, legal representatives, successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or Holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent Holder of Registrable Securities.

(f)                                    Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

(g)                                 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.

(h)                                 Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

(i)                                     Recapitalizations, Exchanges Affecting the Registrable Securities.  The provisions of this Agreement shall apply, to the full extent set forth herein, with respect to the Registrable Securities, to any and all shares of stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of the Registrable Securities, by reason of a stock dividend, stock split, stock issuance, reverse stock split, combination, recapitalization, reclassification, merger, consolidation or otherwise.  Upon the occurrence of any of such events, amounts hereunder shall be appropriately adjusted.

(j)                                     Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflicts of law principles thereof.

(k)                                  Third Party Beneficiaries.  Except with respect to the Partnership Unit Holders and the Original Investors, this Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

*  *  *  *  *

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

THOMAS H. LEE EQUITY FUND IV, L.P.			THOMAS H. LEE FOREIGN FUND IV, L.P.

By:	THL Equity Advisors IV, LLC, its General Partner		By:	THL Equity Advisors IV, LLC, its General Partner

By:	Thomas H. Lee Partners, L.P., its Managing Member		By:	Thomas H. Lee Partners, L.P., its Managing Member

By:	Thomas H. Lee Advisors, LLC, its General Partner		By:	Thomas H. Lee Advisors, LLC, its General Partner

By:	/s/ Thomas H. Lee		By:	/s/ Thomas H. Lee
	Name:	Thomas H. Lee		Name:	Thomas H. Lee
	Title:	Principal Managing Director		Title:	Principal Managing Director

THOMAS H. LEE CHARITABLE INVESTMENTS LIMITED PARTNERSHIP			THOMAS H. LEE INVESTORS LIMITED PARTNERSHIP
			By:	THL Investment Management Corp., its General Partner

By:	/s/ Thomas H. Lee
Name: Thomas H. Lee
	Title: General Partner		By:	/s/ Thomas H. Lee
Name: Thomas H. Lee
Title: General Partner

THOMAS H. LEE FOREIGN FUND IV-B, L.P.

By:	THL Equity Advisors IV, LLC, its General Partner

By:	Thomas H. Lee Partners, L.P., its Managing Member

By:	Thomas H. Lee Advisors, LLC, its General Partner

By:	/s/ Thomas H. Lee
Name: Thomas H. Lee
	Title:	Principal Managing Director

CAPITAL ARC HOLDINGS, LLC

By:	/s/ Michael Greene
Name: Michael Greene
	Title:	Partner

NASSAU CAPITAL PARTNERS II, L.P.

By:	/s/ Randall A. Hack
Name: Randall A. Hack
Title: Sr. Managing Director

NASSAU CAPITAL FUNDS L.P.

By:	/s/ Randall A. Hack
Name: Randall A. Hack
Title: Sr. Managing Director

NAS PARTNERS I, L.L.C.

By:	/s/ Randall A. Hack
Name: Randall A. Hack
Title: Sr. Managing Director

AFFORDABLE RESIDENTIAL COMMUNITIES INC.

By:	/s/ Scott Gesell
Name: Scott Gesell
Title: Executive Vice President

Exhibit A

Thomas H. Lee Equity Fund IV, L.P.		Thomas H. Lee Foreign Fund IV, L.P.
c/o Thomas H. Lee Company		c/o Thomas H. Lee Company
75 State Street, Suite 2600		75 State Street, Suite 2600
Boston, Massachusetts 02109		Boston, Massachusetts 02109
Telecopy: (617) 227-3514		Telecopy: (617) 227-3514
Attention: Todd Abbrecht		Attention: Todd Abbrecht

Thomas H. Lee Charitable Investments Limited Partnership		Thomas H. Lee Investors Limited Partnership
c/o Thomas H. Lee Company		c/o Thomas H. Lee Company
75 State Street, Suite 2600		75 State Street, Suite 2600
Boston, Massachusetts 02109		Boston, Massachusetts 02109
Telecopy: (617) 227-3514		Telecopy: (617) 227-3514
Attention: Todd Abbrecht		Attention: Todd Abbrecht

Thomas H. Lee Foreign Fund IV-B, L.P.		The Travelers Indemnity Company
c/o Thomas H. Lee Company		205 Columbus Blvd., 9PB
75 State Street, Suite 2600		Hartford, Connecticut 06083-2030
Boston, Massachusetts 02109	Attention:	Real Estate Department,
Telecopy: (617) 227-3514		David Colangelo
Attention: Todd Abbrecht		Investment No.: 12809

Capital ARC Holdings, LLC
c/o UBS Capital
48 Signal Road
Stamford, CT 06902

Exhibit B

(attached)

Exhibit C

Nassau Capital Partners II, L.P.	Scott D. Jackson
c/o Nassau Capital Funds, L.P.	185 S. Elm Street
22 Chambers Street	Denver, CO 80246
Princeton, NJ 08542
Attention: Robert L. Honstein
Facsimile No.: (609) 924-8887

Nassau Capital Funds L.P.	John G. Sprengle
22 Chambers Street	1727 E. Sunset Ridge Road
Princeton, NJ 08542	Highlands Ranch, CO 80126
Attention: Robert L. Honstein
Facsimile No.: (609) 924-8887

NAS Partners I, L.L.C.	Matthew H. Briger
c/o Nassau Capital Funds, L.P.	517 Garfield Street
22 Chambers Street	Denver, CO 80206
Princeton, NJ 08542
Attention: Robert L. Honstein
Facsimile No.: (609) 924-8887

John Markham Green	Scott L. Gesell
15 East 91st Street, Apt. 10A	1685 Muirfield Lane
New York, NY 10028	Evergreen, CO 80439

Eugene Mercy, Jr.	Stratton R. Smith
1111 Park Avenue	778 13th Street
New York, NY 10128	Boulder, CO 80302

C-1

McMahon Investment Partnership, L.P.	R. Haynes Chidsey
c/o T. Gordon McMahon	1435 Wazee Street #403
350 E. 79th Street, Apt. 37B	Denver, CO 80202
New York, NY 10021-9209

Albert F. Hummel	Nicholas Campbell
P.O. Box 3407	77 Falcon Hills Drive
Rancho Santa Fe, CA 92067	Highlands Ranch, CO 80126

Mercy 1995 Family Trust	Scott Vanderhoofven
c/o Eugene Mercy, Jr.	4453 W. Hinsdale Avenue
1111 Park Avenue	Littleton, CO 80128
New York, NY 10128-1234

C-2

Exhibit D

511 Equities Corporation
c/o Rachel Kuluva
590 Fifth Avenue, 19th Floor
New York, NY 10036
Phone: (212) 403-2916

Andrew and Elaine Pesky
10 East 53rd Street
New York, NY 10022
Phone: (212) 889-6969

ARC II Investor
Charles A. Davis
Marsh & McClennan Risk Capital Corp.
20 Horseneck Lane
Greenwich, CT 06830

Arno P. Niemand
777 - 15th Street
Boulder, CO 80302
Phone: (303) 938-6866

Brittany Ridge Investment Partners, L.P
c/o John J. Oros
280 Highland Avenue
Ridgewood, NJ 07450-4004
Phone: (201) 445-5066

Bruce V. Rauner
GTCR Golder Rauner L.L.C.
6100 Sears Tower
Chicago, IL 60606
Phone: (847) 256-9018

Curtis S. Lane
135 Central Park West
New York, NY 10023
Phone: (212) 887-2113

Daniel J. Sullivan Jr.
141 Forest Street
Wellesley, MA 02181
Phone: (617) 237-5507

David Lurie
1050 Fifth Avenue
New York, NY 10028
Phone: (212) 427-3855

David N. Roberts
Angelo Gordon & Co.
245 Park Avenue, 26th Floor
New York, NY 10167
Phone: (212) 692-2025

Dean R. O’Hare
370 Lake Road
Far Hills, NJ 07931

Deborah Roberts
515 West End Avenue
New York, NY 10024
Phone: (212) 362-2323

Dennis and Cynthia Suskind
136 E. 79th St. Apt. 9
New York, NY 10021
Phone: (212) 472-9408

Donald R.Gant
Youngs Road
New Vernon, NJ 07976
Phone: (212) 902-6202

Edgell Street Partners
c/o James Harasimowicz
210 Central Park South #24B
New York, NY 10019
Phone: (212) 262-9697

Edward Dunay
300 East 57th St., Apt. 12D
New York, NY 10022
Phone: (212) 838-7563

Eugene Mercy, Jr.
1111 Park Avenue
New York, NY 10128
Phone: (212) 407-3334

Farmer Family Trust
John R. Farmer & Tawna B. Farmer
Trustees
2 Morrison Road
P.O. Box 1405
Ross, CA 94957
Phone: (415) 456-3843

FAWPEAS L.P.
Alan D. & Wendy Pesky
59 East 54th Street, Suite 42
New York, NY 10022
Phone: (212) 339-7745

Fern K. Hurst
1060 Fifth Avenue
New York, NY 10128

Gamco Investors, Inc.
Mario J. Gabelli
Gabelli Group Capital Partners, Inc.
One Corporate Center
Rye, NY 10580
Phone: (914) 921-5145

Gary D. and Karen A. Rose
Trustees for the benefit of Adam James Rose and Alexander Mark Rose
24 Dryden Terrace
Short Hills, NJ 07078
Phone: (212) 902-6114

Granite Capital, L.P
c/o Lloyd Moskowitz
126 E. 56th Street, 25th Floor
New York, NY 10022
Phone: (212) 407-3344

Grantor Trust for Dana E. Tang
c/o Oscar Tang
New England Investment Co.
600 Fifth Avenue, 8th Floor
New York, NY 10020
Phone: (212) 830-5301

Grantor Trust for Kevin C. Tang
c/o Oscar Tang
New England Investment Co.
600 Fifth Avenue, 8th Floor
New York, NY 10020
Phone: (212) 830-5301

Grantor Trust for Kristin A. Tang
c/o Oscar Tang
New England Investment Co.
600 Fifth Avenue, 8th Floor
New York, NY 10020
Phone: (212) 830-5301

Grantor Trust for Tracy L. Tang
c/o Oscar Tang
New England Investment Co.
600 Fifth Avenue, 8th Floor
New York, NY 10020
Phone: (212) 830-5301

Heidi Pesky Worcester
40 Blood Street
Lyme, CT 06371
Phone: (860) 434-6052

Henry Barkhorn
1095 Park Avenue
New York, NY 10128
Phone: (212) 313-2491

Howard Silverstein
895 Park Avenue, Apt. 9C
New York, NY 10021
Phone: (212) 902-6102

Howard P. Berkowitz
65 East 55th Street, 30th Floor
New York, NY 10022
Phone: (212) 664-0990

Indian Creek Partners, LP
c/o David C. Clapp
Goldman Sachs & Co.
85 Broad Street, 29th Floor
New York, NY 10004
Phone: (212) 902-6445

Indosuez ARC Partners
c/o Michael Walsh, Esq.
666 Third Avenue
New York, NY 10017
Phone: (646) 658-2000

J. Russell Bellamy
3504 Drexel Drive
Dallas, TX 75205
Phone: (214) 855-1060

James E. Hunt
1111 Park Avenue
New York, NY 10128
Phone: (212) 758-2800

Joanne D. Corzine
25 Lenox Road
Summit, NJ 07901
Phone: (212) 902-8281

Joel and Helen Portugal
30 E. 72nd Street
New York, NY 10021
Phone: (212) 744-0930

John G. Duffy
415 Crestwood Avenue
Crestwood, NY 10707
Phone: (212) 323-8300

John Markham Green
15 East 91st Street, Apt. 10A
New York, NY 10028
Phone: (212) 902-5240

Joseph E. Robert Jr.
1288 Ballantrae Farm Drive
MacLean, VA 22101
Phone: (703) 506-0560

Joseph Ellis
Goldman Sachs
530 East 86th Street
New York, NY 10028
Phone: (212) 902-6766

Joseph P. and Beatrice L. Riccardo
311 Sweetbriar Court
Franklin Lakes, NJ 07417

Judith Berkowitz
c/o HPB Associates, L.P.
65 East 55th Street, 30th Floor
New York, NY 10022
Phone: (212) 664-0990

Kendrick R. Wilson III
161 Cantitoe Road
Katonah, NY 10536
Phone: (212) 902-8655

Laura T. Traphagen
Ha’ Penny House
Van Beuren Road
Morristown, NJ 07960
Phone: (973) 455-0666

Lawrence E. and Valerie C. Uhl
1370 Old Mill Road
San Marino, CA 91 108

Lewis M. Eisenberg
Granite Capital International Group
126 E. 56th Street, 25th Floor
New York, NY 10022
Phone: (212) 407-3338

Mary Kong
375 S. End Ave #30E
New York, NY 10280
Phone: (212) 306-1364

McMahon Investment Partners, L.P.
c/o T. Gordon McMahon
350 E. 79th Street, Apt. 37B
New York, NY 10021 - 9209
Phone: (212) 407-5277

Mercy Foundation
c/o Eugene Mercy, Jr.
1111 Park Avenue
New York, NY 10128-1234
Phone: (212) 407-3334

Michael Ainslie
415 Sea Spray Avenue
Palm Beach, FL 33480
Phone: (203) 86 1-6635

Michael J. Moss
258 Soundview Avenue
White Plains, NY 10606
Phone: (914) 694-5851

Mobilecourt Partners I
c/o Irv Flinn, Esq.
Sullivan & Cromwell
125 Broad Street
New York, NY 10004
Phone: (212) 558-3922

Mobilecourt Partners II
c/o Irv Flinn, Esq.
Sullivan & Cromwell
125 Broad Street
New York, NY 10004
Phone: (212) 558-3922

Mobilecourt Partners III
c/o Irv Flinn, Esq.
Sullivan & Cromwell
125 Broad Street
New York, NY 10004
Phone: (212) 558-3922

Oscar L. Tang
New England Investment Co.
600 Fifth Avenue, 8th Floor
New York, NY 10021
Phone: (212) 830-5301

Park Partners II
c/o Marc Wolinsky
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
Phone: (212) 403-1226

Peter L. Briger
Fortress Investment Group
1301 Avenue of the Americas
42nd Floor
New York, NY 10019

Richard D. Reiss Jr. and Bonnie Reiss, JTWROS
100 1 Park Avenue
New York, NY 10028
Phone: (212) 536-9720

Richard T. Pratt
1694 South Mohawk Way
Salt Lake City, UT 84108

Richard W. & Catherine E. Herbst
12 Gap View Road
Short Hills, NJ 07078
Phone: (212) 339-0160

Robert Cenci
45 Overlook Drive
Greenwich, CT 06830
Phone: (203) 625-9376

Robert E. Mnuchin
218 Nettleton Hollow Road
Washington, CT 06793
Phone: (203) 868-9466

Robert J. Hurst
Goldman Sachs & Co.
85 Broad Street, 30th Floor
New York, NY 10004
Phone: (212) 902-5262

Robert N. Downey
Goldman Sachs & Co.
85 Broad Street, 2nd Floor
New York, NY 10004
Phone: (212) 902-6407

Robert Yedid
Pelham Avenue
Sands Point, NY 11050

Ross E. Traphagen
Van Beuren Road
Morristown, NJ 07960
Phone: (407) 546-72 10

Sally Gordon
1080 Fifth Avenue, Apt. 14B
New York, NY 10128

Steven Malkenson
17 West 67th Street, #9F
New York, NY 10023
Phone: (212) 874-6764

Susan Mercy
1111 Park Ave
New York, NY 10128
Phone: (212) 407-3334

Tanavon Corporation
c/o Oscar Tang
600 Fifth Avenue, 8th Floor
New Y ork, NY 10021
Phone: (212) 830-5301

Thomas I. Unterberg
C.E. Unterberg, Towbin
350 Madison Avenue, 10th Floor
New York, NY 10017
Phone: (212) 389-8005

Thomas Mendell
J.P. Morgan Partners
1221 Avenue of the Americas
New York, NY 10020-0180
Phone: (212) 899-3448
Email: tom.mendell@chasecapital.com

Thomas Rhodes
c/o National Review
215 Lexington Avenue, 4th Floor
New York, NY 10016
Phone: (212) 213-9380

Todd and Gretchen Zelek
2000 Ashbourne Drive
S. Pasadena, CA 91030
Phone: (213) 362-2550

Todd J. Zelek
2000 Ashbourne Drive
S. Pasadena, CA 91030
Phone: (213) 362-2550

Victor Wright
Goldman, Sachs & Co.
One New York Plaza, 45th Floor
New York, NY 10004
Phone: (212) 902-0101

Walter Harrison III
Granite Capital
126 E. 56th Street, 25th Floor
New York, NY 10022
Phone: (212) 407-3338

Watchung Road Associates, L.P.
Attn: Leon Cooperman
45 Watchung Road
Short Hills, NJ 07078
Phone: (201) 379-6282

William H. Ingram and Cathy M. Brienza
c/o Sutton Capital Associates, Inc.
One Rockefeller Plaza, Suite 3300
New York, NY 10020-2
Phone: (212) 218-4351 102

William Ingram
Sutton Capital Associates, Inc.
One Rockefeller Plaza, Suite 3300
New York, NY 10020-2 102
Phone: (212) 218-4351

William Malkenson
PMB #442
4132 S. Rainbow Blvd.
Las Vegas, NV 89103
Phone: (702) 247-9047